EHIBIT 4.3.2A





                         REVISED 1986 STOCK OPTION PLAN


                                       OF


                           GENERAL COMMUNICATION, INC.



                             Revised January 9, 1998
















Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 17
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                                TABLE OF CONTENTS

SECTION           TITLE                                                    PAGE

  1               Purpose                                                     3

  2               Administration                                              3

  3               Shares Covered by the Plan                                  5

  4               Eligibility                                                 5

  5               Limitations on Granting of Options                          5

  6               Terms and Conditions of Options                             5

  7               Early Termination of Option                                 6

  8               Payment for Stock                                           7

  9               Nontransferability of Options                               7

 10               Changes in Stock                                            7

 11               Employment Rights                                           7

 12               Miscellaneous                                               8

 13               Duration and Amendment of the Plan                          8




                                       2



Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 18
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         Section 1. Purpose.  The purpose of this Revised 1986 Stock Option Plan of General Communication, Inc., as amended from time to time ("Plan"), is to provide a special incentive to selected officers, non-employee directors and other key employees of General Communication, Inc. ("GCI") and its present and future subsidiaries (GCI and such subsidiaries collectively the "Company") in order to promote the business of the Company and to encourage such persons to accept or continue employment or directorships with the Company. Accordingly, the Company will offer to sell shares of the Class A Common Stock of GCI ("Stock") as provided in this Plan to such employees or non-employee directors of the Company as are designated in accordance with the provisions of this Plan.

         Section 2. Administration. (a) Board of Directors or Committee. The Plan will be administered either by the Board of Directors of GCI ("Board of Directors") or by a committee composed of two or more members of the Board of Directors and appointed by the Board of Directors ("Committee"). The term "Committee" will mean any committee so appointed, or, if there is none, the Board of Directors. A member of the Board of Directors who is either eligible for options or to whom options have been granted may vote on any matters affecting the administration of the Plan or the granting of options under the Plan; provided that the grant or award of those options is made with the selection of the individuals described in Section 1 of the Plan and decisions concerning the timing, pricing and amount of a grant or award, to be made solely by the Board of Directors, if each member of the Board of Directors is a disinterested person, or by the Committee if each of the Committee members is a disinterested person; except that participation in any of the following will not disqualify a member of the Board of Directors from being a disinterested person:

                  (i) Participation in a formula plan meeting the conditions of subparagraph (c)(2)(ii) of Rule 16b-3, adopted pursuant to the Securities Exchange Act of 1934;

                  (ii) Participation in an ongoing securities acquisition plan meeting the conditions of subparagraph (d)(2)(i) of Rule 16b-3, adopted pursuant to the Securities Exchange Act of 1934, e.g., the Revised Qualified Employee Stock Purchase Plan of General Communication, Inc.;

                  (iii) Election to receive an annual retainer fee in either cash or an equivalent amount of securities, or partly in cash and partly in securities; and

                  (iv) Participation in the Plan will not disqualify a member of the Board of Directors from being a disinterested person for the purpose of administering another plan that does not permit participation by a member of the Board of Directors.

                  (b) Disinterested Person. For purposes of this Section 2, a "disinterested person" means a member of the Board of Directors who is not,



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Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 19
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         during the one year prior to service as an  administrator  of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates.

                  (c) Authority of the Committee. Subject to the provisions of the Plan, the Committee is authorized and directed as follows:

                  (i)      To direct the grant of stock options;

                  (ii) To determine which of the employees of the Company or non-employee members of the Board of Directors will be granted options to purchase Stock, when such grants will be made, and the number of shares of Stock to be covered by such options;

                  (iii) To determine the fair market value of the Stock covered by such options;

                  (iv) To determine the nature and amount of consideration to flow to the Company on such options;

                  (v) To determine the manner and, in its discretion either generally or in any one or more particular instances, to accelerate the time or times when such options will be exercisable;

                  (vi) To determine other conditions and limitations, if any, on each option granted under the Plan (which need not be identical);

                  (vii) To prescribe the form or forms of the instruments evidencing the options and any restrictions imposed on the Stock purchased under the options and of any other instruments required under the Plan and to change such forms from time to time;

                  (viii) To adopt, amend and rescind rules and regulations for the administration of the Plan and waive compliance either generally or in any one or more particular instances by an optionee with the requirements of any such rule or regulation or any option, subject to the provisions of the Plan and any other applicable requirements;

                  (ix) To waive any restrictions imposed with respect to the transferability of Stock acquired on exercise of options granted under the Plan;

                  (x) To decide all questions and settle all controversies and disputes which may arise in connection with the Plan; and

                  (xi)     To   interpret   the  Plan  and  to  make  all  other
                           determinations deemed necessary or advisable for the administration of the Plan.




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Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 20
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         (d) Quorum,  Decision of Committee  Binding,  Notice. A majority of the
members  of  the  Committee  will  constitute  a  quorum,   and  all  decisions,
determinations and interpretations of the Committee will be made by a majority of its members. All decisions, determinations and interpretations of the Committee will be binding on all parties concerned. Any decision, determination or interpretation of the Committee under the Plan may be made without notice or meeting of the Committee but must be in writing signed by all of the members of the Committee.

         3. Shares Covered by the Plan. The Stock to be offered under the Plan may be unissued shares as the Committee may from time to time determine. Subject to Section 10 of the Plan, the number of shares available and reserved for issue under the Plan will not exceed 5,700,000 shares of Stock. Shares covered by an option that remain unpurchased upon expiration or termination of the option may be used for further options under the Plan.

         4. Eligibility. Key employees of the Company (including officers and directors who are employees) and non-employee directors of the Company shall be eligible for selection by the Committee as optionees under the Plan. In selecting the individuals to whom options shall be granted, as well as in determining the number of shares subject to each option, the Committee shall take into consideration the recommendations of the members of the Committee who are also employees of the Company and such factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. An individual who has been granted an option may, if he or she is otherwise eligible, be granted an additional option or options.

         5. Limitations on Granting of Options. Options may be granted under the Plan until the Plan is terminated or suspended by resolution adopted by the Board of Directors.

         6. Terms and Conditions of Options. All options granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions as the Committee shall determine to be appropriate to accomplish the purposes of the Plan:

                  (i) Option Price. The option price per share of stock under each option will be less than, equal to, or greater than the fair market value (rounded down to the next lowest cent) per share at the time the option is granted. For purposes of the Plan, the fair market value and the option price per share of the Stock on any date will be determined by the Committee and may be computed by such method as the Committee will consider as reflecting the fair market value of the Stock or a price for the Stock which is less than or greater than that fair market value on that date. The proceeds of sale of Stock subject to option are to be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.



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Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 21
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                  (ii)     Time of  Granting  Options.  The  date of grant of an
                           option under the Plan shall, for all purposes, be the date on which the Committee makes the determination granting such option, and no grant shall be deemed effective under the Plan prior to such date. Notice of the determination shall be given to each employee to whom an option is so granted within a reasonable time after the date of such grant.

                  (iii) Period of Options. The period of an option will not exceed ten years from the date of grant, and no option will be exercisable after the expiration of such date. Except as provided in Section 7 of the Plan, an optionee must, at the time of exercise, be an employee of the Company or non-employee member of the Board of Directors.

                  (iv) Exercise of Options. Except as hereinafter provided, each option shall be made exercisable at such time or times, whether or not in installments, as the Committee shall prescribe at the time the option is granted. In the case of an option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the option may be exercised.

                  (v) Six-Month Holding Period. An option granted under this Plan must be held by the optionee for at least six months from the date of grant or acquisition to the date of disposition of the option through exercise, conversion, or assignment as may be allowed under the Plan.

         7. Early Termination of Option. All options granted which have not as yet become exercisable shall terminate immediately upon termination of employment or termination of directorship for a non-employee director, death or disability. All exercisable options that have not been exercised shall terminate as follows:

                  (i) Termination of Employment or Directorship. All right to exercise an option shall terminate not more than one month after the optionee's employment or directorship terminates for any reason other than his or her death or his or her disability (within the meaning of Section 105(d)(4) of the Internal Revenue
                           Code). Transfer from one corporation within the Company to another shall not be deemed termination of employment. The Committee shall have the authority to determine in each case whether an authorized leave of absence or absence on military or governmental service shall be deemed a termination of employment for purposes of this subsection.

                  (ii) Death of Optionee. If any optionee dies while employed by or serving as a director of the Company, or within three months thereafter, his or her option shall terminate at the time provided in the option certificate for termination in the event of death or, if the option certificate contains no such provision, the option shall



                                       6




Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 22
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                           terminate one year after the optionee's death (but in
                           each instance not later than the date the option would otherwise expire). In the meantime, subject to the limitations in the option certificate, the option may be exercised by the executors or administrators
                           of  the  optionee's   estate  or  by  the  optionee's
                           legatees or heirs.

                  (iii) Disability. In the event of termination of an optionee's employment or directorship as a result of disability within the meaning of Section 105(d)(4) of the Internal Revenue Code, an optionee's option shall terminate one year after his or her employment terminates. In no event, however, may an option be exercised after the expiration of the option period.

         8. Payment for Stock. Shares which are subject to an option shall be issued only upon receipt by the Company of full payment of the consideration for the shares as to which the option is exercised. The Company shall not be obligated to deliver any shares unless and until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, nor, in the event the outstanding Stock is at the time listed upon any stock exchange, unless and until the shares to be delivered have been listed or authorized to be added to the listing upon official notice of issuance to such exchange, nor unless or until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company's counsel. Without limiting the generality of the foregoing, the Company may require from the optionee such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and may require that the optionee agree that any sale of the shares will be made only in such manner as is permitted by the Committee and that the optionee will notify the Company when he or she makes any disposition of the shares whether by sale, gift or otherwise. The Company shall use its best efforts to effect any such compliance and listing, and the optionee shall take any action reasonably requested by the Company in such connection. An optionee shall have the rights of a shareholder only as to shares actually acquired by him or her under the Plan.

         9. Nontransferability of Options. No option may be transferred by the optionee otherwise than by will or by the laws of descent and distribution, and during the optionee's lifetime the option may be exercised only by the optionee. More particularly, but without limiting the generality of the foregoing, an option may not be assigned, transferred (except as provided in the next preceding sentence), pledged, or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon an option will be null and void and without effect, and the Committee may, in its discretion, upon the happening of any such event, terminate an option forthwith.

         10. Changes in Stock. In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Stock, the number and kind




                                       7




Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 23
of shares of stock on which options may be granted hereunder, the number and kind of shares of stock remaining subject to each option outstanding at the time of such change and the option price shall be appropriately adjusted by the Committee, whose determination shall be binding on all parties concerned. Subject to any required action by the shareholders, if GCI shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which GCI survives but its outstanding shares are converted into securities of another corporation or exchanged for other consideration), any option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of Stock then subject to the option should have been entitled to receive. A dissolution or liquidation of GCI or a merger or consolidation in which GCI is not the surviving corporation or its outstanding shares are so converted or exchanged shall cause every option hereunder to terminate, but at least 20 days prior to the effective date of any such dissolution or liquidation (or if earlier any related sale of all or substantially all assets) or of any such merger or consolidation, the Committee shall either make all options outstanding hereunder immediately exercisable or arrange that the successor or surviving corporation, if any, grant replacement options.

         11. Employment Rights. Neither the adoption of the Plan nor the grant of any option under it shall confer upon any employee of the Company any right to continued employment with the Company, nor shall either interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause. Neither the existence of the Plan nor the grant of any option hereunder shall be taken into account in determining any damages to which an employee may be entitled upon termination of his or her employment.

         12. Miscellaneous. (a) Other Awards and Compensation. The plan shall not restrict the authority of the Board of Directors of the Company, acting directly or by authorization to any committee, for proper corporate purposes, to grant or assume stock options or replacements or substitutions therefor, other than under the Plan, whether in connection with any acquisition or otherwise, and with respect to any employee or other person, or to award bonuses or other benefits to optionees under the Plan in connection with exercises under the Plan or otherwise or to maintain or establish other compensation or benefit plans or practices.

         (b) Statutory References, etc. References to the provisions of statutes and regulations in the Plan shall be deemed to refer to such provisions as from time to time in effect, unless the context suggests otherwise.

         13. Duration and Amendment of the Plan. (a) Termination, Suspension or Discontinuance of Plan. The Plan shall continue until such time as the Board of Directors' adoption of a resolution suspending or terminating the Plan or discontinuing granting options under the Plan; provided, however, that any such suspension, termination or discontinuance shall not affect any options then outstanding under the Plan. No options under the Plan may be granted after termination of the Plan.




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Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 24

         (b)       Amendment of Plan.  The Plan may be amended only as follows:

                  (i) The Board of Directors from time to time may make such modifications or amendments of the Plan as it may deem advisable but may not, without prior approval of the shareholders of GCI, except as provided in Section 10 of the Plan, do any of the following:

                           (A) Materially increase the benefits accruing to participants under the Plan;

                           (B) Increase the number of shares which will be available and reserved for issuance under the Plan; and

                           (C) Change the class of persons eligible to receive options under the Plan.

                  (ii) Affirmative Vote Required. The affirmative vote on matters set forth in (b)(i) of this Section 13 will be required by the holders of at least a majority of the outstanding securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with the Alaska Corporations Code, the Articles of Incorporation of the Company, and the Bylaws of the Company, and in accordance with the rules and regulations in effect pursuant to Section 14(a) of the Securities Exchange Act of 1934 at the time of such vote including providing such information concerning the Plan which would be required under those rules and regulations where such written information must be furnished by mail to the last known address of the securities holders of record within 30 days prior to the date of mailing, and four copies of such written information will be filed with or mailed for filing to the Securities and Exchange Commission not later than the date on which it is first sent or given to securities holders of the Company.

         (c) Amendment of Outstanding Options. The Committee may at any time or times amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations. Further, it may, with the consent of the holder of the option, make such modifications or amendments as it shall deem advisable.

         (d) Limitation. Except as provided in Section 10 of this Plan, neither the termination nor any modifications or amendment of the Plan or any outstanding option shall, without the consent of the holder of an option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such option or alter or impair any option previously granted under the Plan.

         (e) Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Company, or by any shareholder of GCI




                                       9



Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
ASS00C46/0618.0729                 Page 25
against any past, present or future member of the Board of Directors or against any employee, or by an employee (past, present or future) against the Company shall, irrespective of the place where an action may be brought and irrespective of the place or residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission with respect to which such right of action is alleged to have arisen.

         (f) Effectiveness of the Plan. The Plan shall become effective on December 20, 1986, but shall be subject to approval by the shareholders of GCI at a meeting of shareholders duly called and held, or by written consent duly given, no later than twelve months after the date of adoption of the Plan by the Board of Directors.

         IN WITNESS hereof, General Communication, Inc. has executed this Revised 1986 Stock Option Plan of General Communication, Inc. this 9th day of January, 1998.


                                                     GENERAL COMMUNICATION, INC.



                                                     /s/
                                                     Ronald A. Duncan
                                                     President and Chief
                                                     Executive Officer






                                                     /s/
                                                     John M. Lowber
                                                     Secretary


                                                         [S E A L]






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Registration Statement (S-8) Amendment No. 2
GCI Stock Option Plan
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